EXHIBIT 10.7

Summary of Dennis McGuire Option Grant

On April 21, 2010, Ecosphere Technologies, Inc. (the “Company”) granted Dennis McGuire, the Company’s Chief Executive Officer, 6,000,000 stock options (the “Options”) exercisable at $1.01 per share.  Of the Options: (i) 2,000,000 are fully vested and (ii) 4,000,000 vest semi-annually over a three year period each June 30 and December 31, with the first vesting date being December 31, 2010, subject to remaining as an employee on each applicable vesting date.  The unvested Options will immediately vest upon the occurrence of certain milestones.